Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2010 relating to the financial statements of Streetcar Limited appearing in the Prospectus dated April 13, 2011 filed by Zipcar, Inc. pursuant to Rule 424(b)4 under the Securities Act of 1933, relating to Zipcar, Inc.’s Registration Statement No. 333-167220 on Form S-1.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

April 19, 2011